Exhibit 32.1

                        SECTION 906 CERTIFICATION OF CEO

         In connection with the Quarterly Report on Form 10-QSB of Maxus Technology Corporation (the "Company") for the period ending February 29, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Smith, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



                                                         By: /s/ David Smith
                                                         -----------------------
                                                         David Smith
                                                         Chief Executive Officer
                                                         April 14, 2004



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Maxus Technology Corporation and will be retained by Maxus Technology Corporation and furnished to the Securities and Exchange Commission or its staff upon request.